Exhibit 77M

AGREEMENT AND PLAN OF REORGANIZATION
       This Agreement and Plan of Reorganization (the Agreement) is made as of August 11, 2004, by Van Kampen Series Fund, Inc. (the Series Fund),
a registered open-end investment company, SEC File No. 811-7140, on behalf of its series, Van Kampen Equity Growth Fund (the Acquiring Fund) and Van
Kampen Focus Equity Fund (the Target Fund).
W I T N E S S E T H:
       WHEREAS, the Board of Directors of the Series Fund (the Board), on
behalf of the Target Fund and the Acquiring Fund, has determined that this Agreement, whereby the Target Fund would transfer all of its assets and liabilities to the Acquiring Fund in exchange for shares of the Acquiring
Fund, is in the best interests of the shareholders of their respective funds; and
       WHEREAS, the parties intend that this transaction qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended (the Code);
       NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1.	PLAN OF TRANSACTION.
       A.	TRANSFER OF ASSETS.  Upon satisfaction of the conditions precedent set forth in Sections 7 and 8 hereof, the Target Fund will convey, transfer and deliver to the Acquiring Fund at the closing provided for in Section 2 hereof, all of the existing assets of the Target Fund (including accrued interest to the Closing Date (as defined below)), free and clear of all liens, encumbrances and claims whatsoever (the assets so transferred collectively being referred to as the Assets).
       B.	CONSIDERATION.  In consideration thereof, the Acquiring Fund agrees that the Acquiring Fund at the closing will (i) deliver to the
Target Fund full and fractional Class A, Class B and Class C common shares of beneficial interest, $0.001 par value per share, of the Acquiring Fund with an aggregate net asset value equal to the aggregate dollar value of the Assets net of any liabilities of the Target Fund described in Section
3.E. hereof (the Liabilities) determined pursuant to Section 3.A. of this Agreement (collectively, the Acquiring Fund Shares) and (ii) assume all of the Liabilities of the Target Fund.  The calculation of Acquiring Fund
Shares to be exchanged shall be carried out to no less than two (2) decimal places. All Acquiring Fund Shares delivered to the Target Fund in exchange for such Assets shall be delivered at net asset value without sales load, commission or other transactional fees being imposed.
2.	CLOSING OF THE TRANSACTION.
       CLOSING DATE.  The closing shall occur within fifteen (15) business days after the later of the receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Target Fund at which this Agreement will be considered and approved, or such later date as soon as practicable thereafter as the parties may mutually agree (the
"Closing Date").  On the Closing Date, the Acquiring Fund shall deliver to the Target Fund the Acquiring Fund Shares in the amount determined pursuant to Section 1.B. hereof, and the Target Fund thereafter shall, in order to effect the distribution of such shares to Target Fund shareholders, instruct the Acquiring Fund to register the pro rata interest in the
Acquiring Fund Shares (in full and fractional shares) of each of the holders of record of shares of the Target Fund in accordance with their holdings of Class A, Class B or Class C shares of the Target Fund and shall provide as part of such instruction a complete and updated list of such holders (including addresses and taxpayer identification numbers), and the Acquiring Fund agrees promptly to comply with said instruction. The
Acquiring Fund shall have no obligation to inquire as to the validity, propriety or correctness of such instruction, but shall assume that such instruction is valid, proper and correct.
3.	PROCEDURE FOR REORGANIZATION.
       A.	VALUATION.  The value of the Assets and Liabilities of the Target
Fund to be transferred and assumed, respectively, by the Acquiring Fund shall be computed as of the Closing Date, in the manner set forth in the most recent Prospectus and Statement of Additional Information of the
Acquiring Fund (collectively, the Acquiring Fund Prospectus), copies of which have been delivered to the Target Fund.
       B.	DELIVERY OF FUND ASSETS.  The Assets shall be delivered to State
Street Bank and Trust Company or other custodian as designated by the
Acquiring Fund (collectively the Custodian) for the benefit of the
Acquiring Fund, duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, free and clear of all liens, encumbrances and claims whatsoever, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, the cost of which shall be borne by the Target Fund.
       C.	FAILURE TO DELIVER SECURITIES.  If the Target Fund is unable to make delivery pursuant to Section 3.B. hereof to the Custodian of any of the securities of the Target Fund, then, in lieu of such delivery, the
Target Fund shall deliver to the Custodian, with respect to said securities, executed copies of an agreement of assignment and due bills, together with such other documents as may be required by the Acquiring Fund or Custodian.
       D.	SHAREHOLDER ACCOUNTS.  The Acquiring Fund, in order to assist the
Target Fund in the distribution of the Acquiring Fund Shares to Target Fund shareholders after delivery of the Acquiring Fund Shares to the Target
Fund, will establish, pursuant to the request of the Target Fund, an open account with the Acquiring Fund for each shareholder of the Target Fund and, upon request by the Target Fund, shall transfer to such accounts the exact number of Acquiring Fund Shares then held by the Target Fund specified in the instruction provided pursuant to Section 2 hereof.  The
Acquiring Fund is not required to issue certificates representing Acquiring
Fund Shares unless requested to do so by a shareholder. Upon liquidation or dissolution of the Target Fund, certificates representing shares of the
Target Fund shall become null and void.
       E.	LIABILITIES.  The Liabilities shall include all of the Target
Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this
Agreement.
       F.	EXPENSES.  In the event that the transactions contemplated herein are consummated, the Target Fund will pay the expenses of the
Reorganization, including the costs of the special meeting of shareholders of the Target Fund. In addition, as part of the Reorganization, the Target
Fund will write off its remaining unamortized organizational expenses, which shall be reimbursed by Van Kampen Asset Management (or a subsidiary or affiliate thereof).  In the event that the transactions contemplated herein are not consummated for any reason, then all reasonable outside expenses incurred to the date of termination of this Agreement shall be borne by Van Kampen Asset Management (or a subsidiary or affiliate thereof).
       G.	DISSOLUTION.  As soon as practicable after the Closing Date, but in no event later than one year after the Closing Date, the Target Fund shall voluntarily dissolve and completely liquidate by taking, in accordance with the law in the state of its organization and federal securities laws, all steps as shall be necessary and proper to effect a complete liquidation and dissolution of the Target Fund.  Immediately after the Closing Date, the share transfer books relating to the Target Fund shall be closed and no transfer of shares shall thereafter be made on such books.
4.	REPRESENTATIONS AND WARRANTIES OF THE TARGET FUND.
       The Target Fund hereby represents and warrants to the Acquiring Fund, which representations and warranties are true and correct on the date hereof, and agrees with the Acquiring Fund that:
       A.	ORGANIZATION.  The Target Fund is duly formed and in good standing under the laws of the state of its organization and is duly authorized to transact business in the state of its organization.  The Target Fund is qualified to do business in all jurisdictions in which it is required to be so qualified, except  jurisdictions in which the failure to so qualify would not have a material adverse effect on the Target Fund.  The Target
Fund has all material federal, state and local authorizations necessary to own all of its properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Target Fund.
       B.	REGISTRATION.  The Series Fund is registered under the Investment
Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company, and such registration has not been revoked or rescinded.  The Target Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder with respect to its activities. All of the outstanding shares of common stock of the Target
Fund have been duly authorized and are validly issued, fully paid and nonassessable and not subject to pre-emptive or dissenters' rights.
       C.	AUDITED FINANCIAL STATEMENTS.  The statement of assets and
liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Target Fund audited as of and for the year ended June 30, 2004, true and complete copies of which have been heretofore furnished to the Acquiring Fund, fairly represent the financial condition and the results of operations of the Target Fund as of and for such date and period in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.
       D.	FINANCIAL STATEMENTS.  The Target Fund shall furnish to the
Acquiring Fund within five (5) business days after the Closing Date an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly the financial position and portfolio of investments and the results of the Target Fund's operations as of, and for the periods ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the period then ended; and
such financial statements shall be certified by the Treasurer of the Target
Fund as complying with the requirements hereof.
       E.	CONTINGENT LIABILITIES.  There are, and as of the Closing Date
will be, no contingent Liabilities of the Target Fund not disclosed in the financial statements delivered pursuant to Sections 4.C. and 4.D. which would materially affect the Target Fund's financial condition, and there are no legal, administrative or other proceedings pending or, to its knowledge, threatened against the Target Fund which would, if adversely determined, materially affect the Target Fund's financial condition. All Liabilities were incurred by the Target Fund in the ordinary course of its business.
       F.	MATERIAL AGREEMENTS.  The Target Fund is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and, except as referred to in the most recent Prospectus and Statement of Additional Information of the Target Fund (collectively, the Target Fund Prospectus), there are no material agreements outstanding relating to the Target Fund to which the
Target Fund is a party.
       G.	STATEMENT OF EARNINGS.  As promptly as practicable, but in any case no later than 30 calendar days after the Closing Date, the Target Fund shall furnish the Acquiring Fund with a statement of the earnings and profits of the Target Fund within the meaning of the Code as of the Closing
Date.
       H.	TAX RETURNS.  At the date hereof and on the Closing Date, all federal and other material tax returns and reports of the Target Fund required by law to have been filed by such dates shall have been filed, and all federal and other taxes shown thereon shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Target Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to any such return.
       I.	CORPORATE AUTHORITY.  The Target Fund has the necessary power to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board, and except for obtaining approval of the Target
Fund shareholders, no other corporate acts or proceedings by the Target
Fund are necessary to authorize this Agreement and the transactions contemplated herein.  This Agreement has been duly executed and delivered by the Target Fund and constitutes a valid and binding obligation of the
Target Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors'
rights generally, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).
       J.	NO VIOLATION; CONSENTS AND APPROVALS.  The execution, delivery and performance of this Agreement by the Target Fund does not and will not (i)
result in a material violation of any provision of the Target Fund's organizational documents, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Target Fund, (iii) result in a material violation or breach of or constitute a default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Target Fund is subject or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Target Fund. Except as have been obtained, (i) no consent, approval, authorization, order or filing with or notice to any court or governmental authority or agency is required for the consummation by the Target Fund of the transactions contemplated by this Agreement and (ii) no consent of or notice to any third party or entity is required for the consummation by the
Target Fund of the transactions contemplated by this Agreement.
       K.	ABSENCE OF CHANGES.  From the date of this Agreement through the
Closing Date, there shall not have been:
       (1)	any change in the business, results of operations, assets,
financial condition or manner of conducting the business of the Target
Fund, other than changes in the ordinary course of its business, or any pending or threatened litigation, which has had or may have a material adverse effect on such business, results of operations, assets, financial condition or manner of conducting business;
       (2)	issued by the Target Fund any option to purchase or other right to acquire shares of the Target Fund to any person other than subscriptions to purchase shares at net asset value in accordance with terms in the
Target Fund Prospectus;
       (3)	any entering into, amendment or termination of any contract or agreement by the Target Fund, except as otherwise contemplated by this
Agreement;
       (4)	any indebtedness incurred, other than in the ordinary course of business, by the Target Fund for borrowed money, or any commitment to borrow money entered into by the Target Fund;
       (5)	any amendment of the Target Fund's organizational documents; or
       (6)	any grant or imposition of any lien, claim, charge or
encumbrance (other than encumbrances arising in the ordinary course of business with respect to covered options) upon any asset of the Target Fund other than a lien for taxes not yet due and payable.
       L.	TITLE.  On the Closing Date, the Target Fund will have good and marketable title to the Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable, and full right, power and authority to sell, assign, transfer and deliver such Assets; upon delivery of such Assets, the Acquiring Fund will receive good and marketable title to such Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable.
       M.	JOINT PROSPECTUS/PROXY STATEMENT.  The Registration Statement and
the Joint Prospectus/Proxy Statement contained therein, as of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Closing Date, as amended or as supplemented if it shall have been amended or supplemented, conform and will conform as they relate to the Target Fund, in all material respects, to the applicable requirements of the applicable federal and state securities laws and the rules and regulations of the Securities and Exchange Commission (the SEC) thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section 4.M. apply to statements or omissions made in reliance upon and in conformity with written information concerning the Acquiring Fund furnished to the Target Fund by the Acquiring
Fund.
       N.	TAX QUALIFICATION.  The Target Fund has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable years and has satisfied the distribution requirements imposed by Section 852 of the Code for each of its taxable years.
       O.	FAIR MARKET VALUE.  The fair market value on a going concern basis of the Assets will equal or exceed the Liabilities to be assumed by the
Acquiring Fund and those to which the Assets are subject.
       P.	TARGET FUND LIABILITIES.  Except as otherwise provided for herein, the Target Fund shall use reasonable efforts, consistent with its ordinary operating procedures, to repay in full any indebtedness for borrowed money and have discharged or reserved against all of the Target Fund's known debts, liabilities and obligations including expenses, costs and charges whether absolute or contingent, accrued or unaccrued.
5.	REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND.
       The Acquiring Fund hereby represents and warrants to the Target Fund, which representations and warranties are true and correct on the date hereof, and agrees with the Target Fund that:
       A.	ORGANIZATION.  The Acquiring Fund is duly formed and in good standing under the laws of the state of its organization and is duly authorized to transact business in the state of its organization.  The
Acquiring Fund is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Acquiring
Fund. The Acquiring Fund has all material federal, state and local authorizations necessary to own all of its properties and assets and to carry on its business and the business thereof as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquiring Fund.
       B.	REGISTRATION.  The Series Fund is registered under the 1940 Act as an open-end management investment company and such registration has not been revoked or rescinded.  The Acquiring Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder with respect to its activities.  All of the outstanding common shares of beneficial interest of the Acquiring Fund have been duly authorized and are validly issued, fully paid and nonassessable and not subject to pre-emptive or dissenters rights.
       C.	AUDITED FINANCIAL STATEMENTS.  The statement of assets and
liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Acquiring Fund audited as of and for the year ended June 30, 2004, true and complete copies of which have been heretofore furnished to the Target Fund, fairly represent the financial condition and the results of operations of the Acquiring Fund as of and for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.
       D.	FINANCIAL STATEMENTS.  The Acquiring Fund shall furnish to the
Target Fund within five (5) business days after the Closing Date an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly the  financial position and portfolio of investments and the results of its operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the periods then ended; and such financial statements shall be certified by the Treasurer of the Acquiring Fund as complying with the requirements hereof.
       E.	CONTINGENT LIABILITIES.  There are, and as of the Closing Date
will be, no contingent Liabilities of the Acquiring Fund not disclosed in the financial statements delivered pursuant to Sections 5.C. and 5.D. which would materially affect the Acquiring Fund's financial  condition, and there are no legal, administrative, or other proceedings pending or, to its knowledge, threatened against the Acquiring Fund which would, if adversely determined, materially affect the Acquiring Fund's financial condition.
All Liabilities were incurred by the Acquiring Fund in the ordinary course of its business.
       F.	MATERIAL AGREEMENTS.  The Acquiring Fund is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and, except as referred to in the Acquiring Fund Prospectus, there are no material agreements outstanding relating to the Acquiring Fund to which the Acquiring Fund is a party.
       G.	TAX RETURNS.  At the date hereof and on the Closing Date, all federal and other material tax returns and reports of the Acquiring Fund required by law to have been filed by such dates shall have been filed, and all federal and other taxes shown thereon shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to any such return.
       H.	CORPORATE AUTHORITY.  The Acquiring Fund has the necessary power to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board, no other corporate acts or proceedings by the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Acquiring Fund and constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).
       I.	NO VIOLATION; CONSENTS AND APPROVALS.  The execution, delivery and performance of this Agreement by the Acquiring Fund does not and will not
(i) result in a material violation of any provision of the Acquiring Fund's organizational documents, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Acquiring Fund, (iii) result in a material violation or breach of or constitute a default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Acquiring Fund is subject or (iv) result in the creation or imposition or any lien, charge or encumbrance upon any property or asset of the Acquiring Fund.  Except as have been obtained, (i) no consent, approval, authorization, order or filing with or notice to any court or governmental authority or agency is required for the consummation by the
Acquiring Fund of the transactions contemplated by this Agreement and (ii)
no consent of or notice to any third party or entity is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement.
       J.	ABSENCE OF PROCEEDINGS.  There are no legal, administrative or other proceedings pending or, to its knowledge, threatened against the
Acquiring Fund which would materially affect its financial condition.
       K.	SHARES OF THE ACQUIRING FUND: REGISTRATION.  The Acquiring Fund
Shares to be issued pursuant to Section 1 hereof will be duly registered under the Securities Act of 1933, as amended (the Securities Act), and all applicable state securities laws.
       L.	SHARES OF THE ACQUIRING FUND: AUTHORIZATION.  The Acquiring Fund
Shares to be issued pursuant to Section 1 hereof have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, will not be subject to pre-emptive or dissenters' rights and will conform in all material respects to the description thereof contained in the Acquiring Fund Prospectus furnished to the Target Fund.
       M.	ABSENCE OF CHANGES.  From the date hereof through the Closing
Date, there shall not have been any change in the business, results of operations, assets, financial condition or manner of conducting the business of the Acquiring Fund, other than changes in the ordinary course of its business, which has had a material adverse effect on such business, results of operations, assets, financial condition or manner of conducting business.
       N.	REGISTRATION STATEMENT.  The Registration Statement and the Joint
Prospectus/Proxy Statement contained therein, as of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Closing Date, as amended or as supplemented if they shall have been amended or supplemented, conforms and will conform, as they relate to the Acquiring Fund, in all material respects, to the applicable requirements of the applicable federal securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section 5 apply to statements or omissions made in reliance upon and in conformity with written information concerning the Target Fund furnished to the Acquiring
Fund by the Target Fund.
       O.	TAX QUALIFICATION.  The Acquiring Fund has qualified as a
regulated investment company within the meaning of Section 851 of the Code for each of its taxable years and has satisfied the distribution requirements imposed by Section 852 of the Code for each of its taxable years.
6.	COVENANTS.
       During the period from the date of this Agreement and continuing until the Closing Date, the Target Fund and Acquiring Fund each agree as follows (except as expressly contemplated or permitted by this Agreement):
       A.	OTHER ACTIONS.  The Target Fund and Acquiring Fund shall operate only in the ordinary course of business consistent with prior practice.  No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this
Agreement being or becoming untrue in any material respect.
       B.	GOVERNMENT FILINGS; CONSENTS.  The Target Fund and Acquiring Fund
shall file all reports required to be filed by the Target Fund and
Acquiring Fund with the SEC between the date of this Agreement and the
Closing Date and shall deliver to the other party copies of all such reports promptly after the same are filed.  Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state, local or federal government agency or entity in connection with this Agreement or the transactions contemplated hereby.  Each of the
Target Fund and the Acquiring Fund shall use all reasonable efforts to obtain all consents, approvals and authorizations required in connection with the consummation of the transactions contemplated by this Agreement and to make all necessary filings with the appropriate federal and state officials.
       C.	PREPARATION OF THE REGISTRATION STATEMENT AND THE JOINT
PROSPECTUS/PROXY STATEMENT.  In connection with the Registration Statement and the Joint Prospectus/Proxy Statement, each party hereto will cooperate with the other and furnish to the other the information relating to the
Target Fund or Acquiring Fund, as the case may be, required by the
Securities Act or the Securities Exchange Act of 1934 and the rules and regulations thereunder, as the case may be, to be set forth in the
Registration Statement or the Joint Prospectus/Proxy Statement, as the case may be.  The Target Fund shall promptly prepare for filing with the SEC the
Joint Prospectus/Proxy Statement and the Acquiring Fund shall promptly prepare and file with the SEC the Registration Statement, in which the
Joint Prospectus/Proxy Statement will be included as a prospectus.  In connection with the Registration Statement, insofar as it relates to the
Target Fund and its affiliated persons, the Acquiring Fund shall only include such information as is approved by the Target Fund for use in the Registration Statement. The Acquiring Fund shall not amend or supplement any such information regarding the Target Fund and such affiliates without the prior written consent of the Target Fund which consent shall not be unreasonably withheld or delayed. The Acquiring Fund shall promptly notify and provide the Target Fund with copies of all amendments or supplements filed with respect to the Registration Statement.  The Acquiring Fund shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.  The Acquiring Fund shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Acquiring Fund Shares in the transactions contemplated by this Agreement, and the Target Fund shall furnish all information concerning the Target Fund and the holders of the
Target Fund's shares as may be reasonably requested in connection with any such action.
       D.	ACCESS TO INFORMATION.  During the period prior to the Closing
Date, the Target Fund shall make available to the Acquiring Fund a copy of each report, schedule, registration statement and other document (the
"Documents") filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law).  During the period prior to the Closing
Date, the Acquiring Fund shall make available to the Target Fund each
Document pertaining to the transactions contemplated hereby filed or received by it during such period pursuant to federal or state securities laws or federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law).
       E.	SHAREHOLDERS MEETING.  The Target Fund shall call a meeting of the
Target Fund shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated herein, and shall furnish a copy of the Joint Prospectus/Proxy Statement and form of proxy to each shareholder of the Target Fund as of the record date for such meeting. The Board shall recommend to the Target
Fund shareholders approval of this Agreement and the transactions contemplated herein, subject to fiduciary obligations under applicable law.
       F.	COORDINATION OF PORTFOLIOS.  The Target Fund and Acquiring Fund
covenant and agree to coordinate the respective portfolios of the Target
Fund and Acquiring Fund from the date of the Agreement up to and including the Closing Date in order that at closing, when the Assets are added to the Acquiring Fund's portfolio, the resulting portfolio will meet the Acquiring
Fund's investment objective, policies and restrictions as set forth in the Acquiring Fund Prospectus, a copy of which has been delivered to the Target
Fund.
       G.	DISTRIBUTION OF THE SHARES.  At closing the Target Fund covenants that it shall cause to be distributed the Acquiring Fund Shares in the proper pro rata amount for the benefit of Target Fund shareholders and such that the Target Fund shall not continue to hold amounts of said shares so as to cause a violation of Section 12(d)(1) of the 1940 Act.  The Target
Fund covenants further that, pursuant to Section 3.G., it shall liquidate and dissolve as promptly as practicable after the Closing Date.  The Target
Fund covenants to use all reasonable efforts to cooperate with the
Acquiring Fund and the Acquiring Fund's transfer agent in the distribution of said shares.
       H.	BROKERS OR FINDERS.  Except as disclosed in writing to the other party prior to the date hereof, each of the Target Fund and the Acquiring
Fund represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each party shall hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person to be due or payable in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement alleged to have been made by such first party or its affiliate.
       I.	ADDITIONAL AGREEMENT.  In case at any time after the Closing Date any further action is necessary or desirable in order to carry out the purposes of this Agreement, the proper directors, trustees and officers of each party to this Agreement shall take all such necessary action.
       J.	PUBLIC ANNOUNCEMENTS.  For a period of time from the date of this
Agreement to the Closing Date, the Target Fund and the Acquiring Fund will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law.
       K.	TAX STATUS OF REORGANIZATION.  The intention of the parties is that the transaction will qualify as a reorganization within the meaning of
Section 368(a) of the Code.  Neither the Acquiring Fund nor the Target Fund
shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the Acquiring Fund and the Target Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Skadden, Arps, Slate, Meagher & Flom LLP (Skadden), counsel to the Acquiring Fund and the Target Fund, to render the tax opinion required herein.
       L.	DECLARATION OF DIVIDEND.  At or immediately prior to the Closing
Date, the Target Fund shall declare and pay to its stockholders a dividend or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.
7.	CONDITIONS TO OBLIGATIONS OF THE TARGET FUND.
       The obligations of the Target Fund hereunder with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions, unless waived in writing by the Target Fund:
       A.	SHAREHOLDER APPROVAL.  This Agreement and the transactions
contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Target Fund.
       B.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  Each of the
representations and warranties of the Acquiring Fund contained herein shall be true in all material respects as of the Closing Date, and there shall have been no material adverse change in the financial condition, results of operations, business properties or assets of the Acquiring Fund as of the
Closing Date, and the Target Fund shall have received a certificate of an authorized officer of the Acquiring Fund satisfactory in form and substance to the Target Fund so stating. The Acquiring Fund shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by it on or prior to the Closing Date.
       C.	REGISTRATION STATEMENT EFFECTIVE.  The Registration Statement
shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.
       D.	REGULATORY APPROVAL.  All necessary approvals, registrations and exemptions under federal and state securities laws shall have been obtained.
       E.	NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.  No temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an Injunction) preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity seeking any of the foregoing be pending.  There shall not have been any action taken or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this
Agreement which makes the consummation of the transactions contemplated by this Agreement illegal or which has a material adverse effect on business operations of the Acquiring Fund.
       F.	TAX OPINION.  The Target Fund shall have obtained an opinion from
Skadden, counsel for the Target Fund, dated as of the Closing Date, addressed to the Target Fund, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Code.
       G.	OPINION OF COUNSEL.
       (1)	The Target Fund shall have received the opinion of Skadden,
counsel for the Acquiring Fund, dated as of the Closing Date, addressed to the Target Fund substantially in the form and to the effect that:
       (a)	The Series Fund is registered as an open-end management
investment company under the 1940 Act.
       (b)	Neither the execution, delivery or performance by the
Acquiring Fund of the Agreement nor the compliance by the Acquiring
Fund with the terms and provisions thereof will contravene any provision of any applicable law of the United States of America.
       (c)	No approval by any court, regulatory body, administrative
agency or governmental body of the United States of America, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Agreement by the Acquiring Fund or the enforceability of the Agreement against the Acquiring Fund.
       (2)	The Target Fund shall have received the opinion of Miles &
Stockbridge P.C. (Miles & Stockbridge), Maryland counsel for the
Acquiring Fund, dated as of the Closing Date, addressed to the Target Fund, substantially in the form and to the effect that:
       (a)	The Series Fund is validly existing in good standing
under the laws of the State of Maryland.
       (b)	The Acquiring Fund has the corporate power and authority
to execute, deliver and perform all of its obligations under the
Agreement under the laws of the State of Maryland.  The execution and delivery of the Agreement and the consummation by the Acquiring Fund of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Acquiring Fund under the laws of the State of Maryland.  The Agreement has been duly executed and delivered by the Acquiring Fund under the laws of the
State of Maryland.
       (c)	The Agreement constitutes the valid and binding
obligation of the Acquiring Fund, enforceable against the Acquiring
Fund in accordance with its terms under the applicable laws of the
State of Maryland.
       (d)	The execution and delivery by the Acquiring Fund of the
Agreement and the performance by the Acquiring Fund of its
obligations under the Agreement do not conflict with the Articles of
Incorporation or By-laws of the Series Fund.
       (e)	Neither the execution, delivery or performance by the
Acquiring Fund of the Agreement nor the compliance by the Acquiring
Fund with the terms and provisions thereof will contravene any provision of any applicable law of the State of Maryland.
       (f)	No approval by any court, regulatory body, administrative
agency or governmental body of the State of Maryland, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Agreement by the Acquiring Fund or the consummation by the Acquiring Fund of the transactions contemplated thereby.
       (g)	The Acquiring Fund Shares have been duly authorized by
the Series Fund and, when delivered to the Target Fund in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under Maryland law or the Series Fund's
Articles of Incorporation or its By-laws.
       H.	OFFICER CERTIFICATES.  The Target Fund shall have received a certificate of an authorized officer of the Acquiring Fund, dated as of the Closing Date, certifying that the representations and warranties set forth in Section 5 are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Board.
8.	CONDITIONS TO OBLIGATIONS OF ACQUIRING FUND.
       The obligations of the Acquiring Fund hereunder with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions, unless waived in writing by the Acquiring Fund:
       A.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  Each of the
representations and warranties of the Target Fund contained herein shall be true in all material respects as of the Closing Date, and there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Target Fund as of the
Closing Date, and the Acquiring Fund shall have received a certificate of an authorized officer of the Target Fund satisfactory in form and substance to the Acquiring Fund so stating. The Target Fund shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by them on or prior to the Closing Date.
       B.	REGISTRATION STATEMENT EFFECTIVE.  The Registration Statement
shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.
       C.	REGULATORY APPROVAL.  All necessary approvals, registrations and exemptions under federal and state securities laws shall have been obtained.
       D.	NO INJUNCTIONS OR RESTRAINTS: ILLEGALITY.  No Injunction
preventing the consummation of the transactions contemplated by this
Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity seeking any of the foregoing be pending. There shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.
       E.	TAX OPINION.  The Acquiring Fund shall have obtained an opinion from Skadden, counsel for the Acquiring Fund, dated as of the Closing Date, addressed to the Acquiring Fund, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Code.
       F.	OPINION OF COUNSEL.
       (1)	The Acquiring Fund shall have received the opinion of Skadden, counsel for the Target Fund, dated as of the Closing Date, addressed to the Acquiring Fund, substantially in the form and to the effect that:
       (a)	The Series Fund is registered as an open-end management
investment company under the 1940 Act.
       (b)	Neither the execution, delivery or performance by the
Target Fund of the Agreement nor the compliance by the Target Fund with the terms and provisions thereof will contravene any provision of any applicable law of the United States of America.
       (c)	No approval by any court, regulatory body, administrative
agency or governmental body of the United States of America, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Agreement by the Target Fund or the enforceability of the Agreement against the Target Fund.
       (2)	The Acquiring Fund shall have received the opinion of Miles &
Stockbridge, Maryland counsel for the Target Fund, dated as of the Closing
Date, addressed to the Acquiring Fund, substantially in the form and to the effect that:
       (a)	The Series Fund is validly existing in good standing
under the laws of the State of Maryland.
       (b)	The Target Fund has the corporate power and authority to
execute, deliver and perform all of its obligations under the
Agreement under the laws of the State of Maryland.  The execution and delivery of the Agreement and the consummation by the Target Fund of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Target Fund under the laws of the State of Maryland.  The Agreement has been duly executed and delivered by the Target Fund under the laws of the State of Maryland.
       (c)	The Agreement constitutes the valid and binding
obligation of the Target Fund, enforceable against the Target Fund in accordance with its terms under the applicable laws of the State of
Maryland.
       (d)	The execution and delivery by the Target Fund of the
Agreement and the performance by the Target Fund of its obligations under the Agreement do not conflict with the Articles of
Incorporation or By-laws of the Series Fund.
       (e)	Neither the execution, delivery or performance by the
Target Fund of the Agreement nor the compliance by the Target Fund with the terms and provisions thereof will contravene any provision of any applicable law of the State of Maryland.
       (f)	No approval by any court, regulatory body, administrative
agency or governmental body of the State of Maryland, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Agreement by the Target Fund or the consummation by the Target Fund of the transactions contemplated thereby.
       G.	SHAREHOLDER LIST.  The Target Fund shall have delivered to the
Acquiring Fund an updated list of all shareholders of the Target Fund, as reported by the Target Fund's transfer agent, as of one (1) business day prior to the Closing Date, with each shareholder's respective holdings in the Target Fund, taxpayer identification numbers, Form W-9 and last known address.
       H.	OFFICER CERTIFICATES.  The Acquiring Fund shall have received a certificate of an authorized officer of the Target Fund, dated as of the
Closing Date, certifying that the representations and warranties set forth in Section 4 are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Board and Target Fund shareholders.
9.	AMENDMENT, WAIVER AND TERMINATION.
       A.	The parties hereto may, by agreement in writing authorized by the
Board, amend this Agreement at any time before or after approval thereof by the shareholders of the Target Fund; provided, however, that after receipt of Target Fund shareholder approval, no amendment shall be made by the parties hereto which substantially changes the terms of Sections 1, 2 and 3 hereof without obtaining Target Fund shareholder approval thereof.
       B.	At any time prior to the Closing Date, either of the parties may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein.  No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
       C.	This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing Date:
       (1)	by the consent of the Board;
       (2)	by the Target Fund, if the Acquiring Fund breaches in any
material respect any of its representations, warranties, covenants or agreements contained in this Agreement;
       (3)	by the Acquiring Fund, if the Target Fund breaches in any
material respect any of its representations, warranties, covenants or agreements contained in this Agreement;
       (4)	by either the Target Fund or the Acquiring Fund, if the closing has not occurred within fifteen (15) business days after the receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Target Fund at which this Agreement will be considered and approved (provided that the right to terminate this Agreement pursuant to this subsection C.(4) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the closing to occur on or before such date);
       (5)	by the Acquiring Fund in the event that: (a) all the conditions precedent to the Acquiring Fund's obligation to close, as set forth in
Section 8 of this Agreement, have been fully satisfied (or can be fully satisfied at the closing); (b) the Acquiring Fund gives the Target Fund written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all conditions precedent to the Target Fund's obligation to close, as set forth in Section 7 of this Agreement; and (c)
the Target Fund then fails or refuses to close within five (5) business days; or
       (6)	by the Target Fund in the event that: (a) all the conditions precedent to the Target Fund's obligation to close, as set forth in Section
7 of this  Agreement, have been fully satisfied (or can be fully satisfied at the closing); (b) the Target Fund gives the Acquiring Fund written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all the conditions precedent to the Acquiring Fund's obligation to close, as set forth in Section 8 of this Agreement; and (c)
the Acquiring Fund then fails or refuses to close within five (5) business days.
10.	REMEDIES.
       In the event of termination of this Agreement by either or both of the Target Fund and Acquiring Fund pursuant to Section 9.C., written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall therefore terminate and become void and have no effect, and the transactions contemplated herein and thereby shall be abandoned without further action by the parties hereto.
11.	SURVIVAL OF WARRANTIES AND INDEMNIFICATION.
       A.	SURVIVAL.  The representations and warranties included or provided for herein, or in the schedules or other instruments delivered or to be delivered pursuant hereto, shall survive the Closing Date for a three (3)
year period, except that any representation or warranty with respect to taxes shall survive for the expiration of the statutory period of limitations for assessments of tax deficiencies as the same may be extended from time to time by the taxpayer.  The covenants and agreements included or provided for herein shall survive and be continuing obligations in accordance with their terms. The period for which a representation, warranty, covenant or agreement survives shall be referred to hereinafter as the "Survival Period." Notwithstanding anything set forth in the immediately preceding sentence, the right of the Acquiring Fund and the
Target Fund to seek indemnity pursuant to this Agreement shall survive for a period of ninety (90) days beyond the expiration of the Survival Period of the representation, warranty, covenant or agreement upon which indemnity is sought.  In no event shall the Acquiring Fund or the Target Fund be obligated to indemnify the other if indemnity is not sought within ninety
(90) days of the expiration of the applicable Survival Period.
       B.	INDEMNIFICATION.  Each party (an Indemnitor) shall indemnify and hold the other and its directors, trustees, officers, agents and persons controlled by or controlling any of them (each an Indemnified Party)
harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever (including reasonable attorneys' fees), including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such
Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened (collectively, the Losses) arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the
Indemnitor, provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such
Indemnified Party's (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party's position.
       C.	INDEMNIFICATION PROCEDURE.  The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder.  The Indemnified Party shall give written notice to the Indemnitor within the earlier of ten (10) days of receipt of written notice to the Indemnified Party or thirty (30) days from discovery by the Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of the Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor; provided that in any event such notice shall have been given prior to the expiration of the Survival
Period.  At any time after ten (10) days from the giving of such notice, the Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from the Indemnitor that the Indemnitor intends, at the Indemnitor's sole cost and expense, to assume the defense of any such matter, in which case the
Indemnified Party shall have the right, at no cost or expense to the
Indemnitor, to participate in such defense.  If the Indemnitor does not assume the defense of such matter, and in any event until the Indemnitor states in writing that it will assume the defense, the Indemnitor shall pay all costs of the Indemnified Party arising out of the defense until the defense is assumed; provided, however, that the Indemnified Party shall consult with the Indemnitor and obtain the Indemnitor's prior written consent to any payment or settlement of any such claim.  The Indemnitor shall keep the Indemnified Party fully apprised at all times as to the status of the defense. If the Indemnitor does not assume the defense, the Indemnified Party shall keep the Indemnitor apprised at all times as to the status of the defense.  Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the
Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.
12.	SURVIVAL.
       The provisions set forth in Sections 10, 11 and 16 hereof shall survive the termination of this Agreement for any cause whatsoever.
13.	NOTICES.
       All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid.  Notice to the Target Fund shall be addressed to the Target Fund c/o Van Kampen Asset Management, 1221 Avenue
of the Americas, New York, New York  10020, Attention: General Counsel, or
at such other address as the Target Fund may designate by written notice to the Acquiring Fund. Notice to the Acquiring Fund shall be addressed to the Acquiring Fund c/o Van Kampen Asset Management, 1221 Avenue of the
Americas, New York, New York  10020, Attention: General Counsel, or at such other address and to the attention of such other person as the Acquiring
Fund may designate by written notice to the Target Fund.  Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.
14.	SUCCESSORS AND ASSIGNS.
       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party hereto.
15.	BOOKS AND RECORDS.
       The Target Fund and the Acquiring Fund agree that copies of the books and records of the Target Fund relating to the Assets including, but not limited to, all files, records, written materials (e.g., closing transcripts, surveillance files and credit reports) shall be delivered by the Target Fund to the Acquiring Fund on or prior to the Closing Date. In addition to, and without limiting the foregoing, the Target Fund and the
Acquiring Fund agree to take such action as may be necessary in order that the Acquiring Fund shall have reasonable access to such other books and records as may be reasonably requested, all for three (3) complete fiscal and tax years after the Closing Date; namely, general ledgers, journal entries, voucher registers, distribution journals, payroll registers, monthly balance owing reports, income tax returns, tax depreciation schedules and investment tax credit basis schedules.
16.	GENERAL.
       This Agreement supersedes all prior agreements between the parties
(written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be amended, modified or changed or terminated orally. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Target Fund and Acquiring Fund and delivered to each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is for the sole benefit of the parties hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts or choice of law.


IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.
VAN KAMPEN SERIES FUND, INC.
On Behalf of Its Series,
Van Kampen Equity Growth Fund

/s/ James W. Garrett
________________________
By:  	James W. Garrett
Title:  Chief Financial Officer and
Treasurer


Attest:


/s/ Elisa Mitchell

Elisa Mitchell
Assistant Secretary



VAN KAMPEN SERIES FUND, INC.
On Behalf of Its Series,
Van Kampen Focus Equity Fund

/s/ Stefanie V. Chang
_________________________
By:  	Stefanie V. Chang
Title:  Vice President and Secretary



Attest:


/s/ Elisa Mitchell

Elisa Mitchell
Assistant Secretary





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